Exhibit 5

Lockheed Martin Corporation 6801 Rockledge Drive Bethesda, MD 20817

David A. Dedman Vice President and Associate General Counsel	October 26, 2007

RE:	Lockheed Martin Corporation Salaried Savings Plan,

Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees,

Lockheed Martin Corporation Hourly Employee Savings Plan Plus,

Lockheed Martin Corporation Operations Support Savings Plan,

Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees,

Lockheed Martin Corporation Supplemental Savings Plan,

Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees,

Sandia Corporation Savings and Income Plan, and

Sandia Corporation Savings and Security Plan (the “Plans”)

Ladies and Gentlemen:

I submit this opinion in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) on the date hereof. The Registration Statement registers up to 36,000,000 shares of common stock, par value $1 per share (“Common Stock”), of Lockheed Martin Corporation (the “Corporation”) for use in connection with the Plans.

As Vice President and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

Based on that examination and review, I advise you that in my opinion, to the extent that the operation of the Plans results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Plans, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement. In giving my consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ David A. Dedman
David A. Dedman
Vice President and Associate General Counsel